Exhibit 99
[The Beard Company Logo]
THE BEARD COMPANY                                                 News Release
  Enterprise Plaza, Suite 320
   5600 North May Avenue                               Herb Mee, Jr., President
Oklahoma City, Oklahoma 73112
(405) 842-2333    OTCBB:  BRCO

                                THE BEARD COMPANY
                      ANNOUNCES RESULTS FOR SECOND QUARTER
                             AND SIX MONTHS OF 2005

FOR IMMEDIATE RELEASE:  Monday, August 15, 2005

     Oklahoma City, Oklahoma --- The Beard Company (OTCBB:BRCO) today reported a net loss of $375,000, or $0.06 per share, for the second quarter of 2005 compared with a net loss of $303,000, or $0.06 per share in the comparable 2004 quarter. Revenues were up sharply, increasing 77% to $327,000 in the current quarter versus $185,000 a year ago.

     Revenues escalated 53% to $570,000 for the current six months versus $373,000 for the comparable 2004 period. For the six months ended June 30, 2005, we reported a net loss of $750,000 compared to net earnings of $2,000,000 in the 2004 period. The basic loss per common share for the 2005 six months was $0.13 per share versus net earnings of $0.40 per share for the 2004 period. The diluted loss per common share for the 2005 six months was $0.13 versus net earnings of $0.34 per share for the year earlier period.

     Herb Mee, Jr., President, stated: "We are excited about the progress we are making in all areas of our operations. We expect continuing increases in revenues and improved operating results as our initial fertilizer plant in China comes on stream and as our new gas wells in Colorado start producing income."

     "The comparatively poor results for the quarter and six months are an aberration. Results for the second quarter and six months of 2004 benefited in the amount of $117,000 and $2,943,000, respectively, received from the McElmo Dome Settlement. These amounts were reflected in other income for the 2004 periods and more than accounted for the comparatively poorer results in the current periods. Operating results for the current periods actually improved, with the second quarter of 2005 generating an operating loss of $300,000 versus $419,000 in 2004, and the six months of 2005 reflecting an operating loss of $680,000 compared to $792,000 in 2004."

---------------

     Statements regarding future profitability and operations, including the timing of those activities, are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act. The statements involve risks that could significantly impact The Beard Company. These risks include, but are not limited to, adverse general economic conditions, unexpected costs or delays or other unexpected events, as well as other risks discussed in detail in The Beard Company's filings with the Securities and Exchange Commission.

Fax Number (405) 842-9901                             Email:  hmee@beardco.com

                                               THE BEARD COMPANY
                                             Results of Operations
                                                  (Unaudited)
                                                     For the Three Months              For the Six Months
                                                        Ended June 30,                   Ended June 30,
                                                ------------------------------   ------------------------------
                                                    2005            2004<F1>          2005            2004<F1>
                                                --------------  --------------   --------------  --------------
Revenues...........................................$  327,000      $  185,000       $  570,000      $  373,000
Expenses...........................................   627,000         604,000        1,250,000       1,165,000

Operating loss ....................................  (300,000)       (419,000)        (680,000)       (792,000)
Other income (expense) ............................  (123,000)        124,000         (187,000)      2,894,000

Earnings (loss) from continuing operations
  before income taxes .............................  (423,000)       (295,000)        (867,000)      2,102,000
Income tax expense ................................   (14,000)        (12,000)         (33,000)       (109,000)

Earnings (loss) from continuing operations ........  (437,000)       (307,000)        (900,000)      1,993,000

Earnings from discontinued operations .............    62,000           4,000          150,000           7,000

Net earnings (loss)................................$ (375,000)     $ (303,000)      $ (750,000)     $2,000,000

Net earnings (loss) per average common share outstanding<F2>:
  Basic:
    Earnings (loss) from continuing operations.....$    (0.07)     $    (0.06)      $    (0.15)     $     0.40
    Earnings from discontinued operations..........$     0.01      $     0.00       $     0.02      $     0.00
    Net earnings (loss)............................$    (0.06)     $    (0.06)      $    (0.13)     $     0.40

  Diluted:
    Earnings (loss) from continuing operations ....$    (0.07)     $    (0.06)      $    (0.15)     $     0.34
    Earnings from discontinued operations..........$     0.01      $     0.00       $     0.02      $     0.00
    Net earnings (loss)............................$    (0.06)     $    (0.06)      $    (0.13)     $     0.34

Weighted average common shares outstanding<F2>:

Basic.............................................. 6,010,000       5,161,000        5,880,000       5,043,000
   Diluted......................................... 6,010,000       5,161,000        5,880,000       5,941,000

--------------

<F1>
     Adjusted to reflect the 2-for-1 stock split effected at the close of business on August 6, 2004.
<F2>
     Basic  earnings  (loss)  per share  are  computed  by  dividing  earnings  (loss)  attributable  to common shareholders by the weighted average number of common shares outstanding for the period.  Diluted earnings per common share reflect the potential dilution that could occur if the Company's  outstanding options and warrants were exercised  (calculated using the treasury stock method) and if the Company's preferred stock and convertible  notes were converted to common stock.  Diluted loss per share from continuing  operations for the three and  six-month  periods  ended June 30, 2005 and the three month  period ended June 30, 2004 exclude potential common shares issuable upon conversion of convertible preferred stock, convertible notes or exercise of options and warrants as the effect would be anti-dilutive.

                                                   # # # # #